Exhibit 10.2
EXECUTION VERSION

TRUST AGREEMENT
by and among
CONTINENTAL CASUALTY COMPANY,
THE CONTINENTAL INSURANCE COMPANY,
CONTINENTAL REINSURANCE CORPORATION INTERNATIONAL, LTD.
CNA INSURANCE COMPANY LIMITED
(hereinafter referred to individually as the “Beneficiary” and collectively as the “Beneficiaries”),
NATIONAL INDEMNITY COMPANY
(hereinafter referred to as the “Grantor”)
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
(hereinafter referred to as the “Trustee”)
AUGUST 31, 2010

Table of Contents

		Page
ARTICLE I

DEFINED TERMS

Section 1.1	Definitions	2
Section 1.2	Interpretation	6

ARTICLE II

MODIFICATION UPON A COLLATERAL TRIGGERING EVENT

Section 2.1	Collateral Triggering Event	7

ARTICLE III

MODIFICATION UPON A REINSURANCE CREDIT EVENT

Section 3.1	Reinsurance Credit Event	7

ARTICLE IV

CREATION OF TRUST ACCOUNT

Section 4.1	Obligations of the Beneficiaries and the Grantor	9
Section 4.2	Purpose of the Trust	10
Section 4.3	Grantor Trust for United States Federal Income Tax Purposes	10
Section 4.4	Designation of Agents	10
Section 4.5	Title to Assets	11

ARTICLE V

MAINTENANCE OF THE TRUST

Section 5.1	Substitution of Trust Account Assets	11
Section 5.2	Valuation of Assets	11
Section 5.3	Quarterly Certification	11

ARTICLE VI

RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS

Section 6.1	Adjustment of Trust Account Assets	12

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ARTICLE X

DISPUTE RESOLUTION

Section 10.1	Dispute Resolution	23
Section 10.2	Negotiation Amongst the Parties	23
Section 10.3	Arbitration	23

ARTICLE XI

EFFECTIVE DATE AND EXECUTION

Appendix A	Trust Provisions Following a Reinsurance Credit Event

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TRUST AGREEMENT
          THIS TRUST AGREEMENT (this “Trust Agreement”) is made and entered into as of August 31, 2010, by and among Continental Casualty Company, an Illinois property and casualty insurance company (“CCC”), The Continental Insurance Company, a Pennsylvania property and casualty insurance company (“CIC”), Continental Reinsurance Corporation International, Ltd., a Bermuda long-term insurance company (“CRCI”), and CNA Insurance Company Limited, a United Kingdom property and casualty insurance company (“CICL”) (each of CCC, CIC, CRCI and CICL, a “Beneficiary” and collectively, the “Beneficiaries”), National Indemnity Company, a Nebraska property and casualty insurance company (the “Grantor”) and Wells Fargo Bank, National Association, a national banking association, as trustee (hereinafter referred to as “Trustee”).
          WHEREAS, in accordance with that certain Master Transaction Agreement, dated July 14, 2010, by and among the Beneficiaries, the Grantor and Berkshire Hathaway Inc., a Delaware corporation and the ultimate parent company of the Grantor, the Beneficiaries and the Grantor have entered into that certain Loss Portfolio Transfer Reinsurance Agreement of even date herewith (the “LPT Reinsurance Agreement”), whereby, subject to the terms and conditions thereof, they have agreed that the Beneficiaries will cede to the Grantor, and the Grantor will reinsure, all liabilities related to asbestos and pollution claims under the Business Covered;
          WHEREAS, the LPT Reinsurance Agreement contemplates that the Grantor and the Beneficiaries enter into this Trust Agreement whereby the Grantor creates a trust to hold assets as security for the satisfaction of the obligations of the Grantor to the Beneficiaries under this Trust Agreement with respect to the Business Covered; and
          WHEREAS, the parties intend that, in the event of a Reinsurance Credit Event, certain provisions of this Trust Agreement shall cease to be effective, and other provisions shall be effective thereafter, as described in Article III.
          NOW THEREFORE, the Grantor, the Beneficiaries and the Trustee, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and upon the terms and conditions hereinafter set forth, agree as follows:
[Signature Page to the Trust Agreement]

ARTICLE I
DEFINED TERMS
          Section 1.1 Definitions. The following terms, when used in this Trust Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.
               (a) “AAA” shall have the meaning ascribed to such term in Section 10.3(a).
               (b) “Applicable Interest Rate” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (c) “Applicable Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, in each case applicable to any party hereto, and any Order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.
               (d) “Assets” shall mean the assets held in the Trust Account, including, as applicable, Eligible Investments and Permitted Investments.
               (e) “Beneficiary” and “Beneficiaries” shall have the meaning ascribed to such term in the Preamble.
               (f) “Business Covered” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (g) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Illinois or New York are required or authorized by law to be closed.
               (h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
               (i) “Collateral Triggering Agreement” means any agreement entered into by the Grantor at any time after the date hereof with any party and with an effective date after the date hereof, which contains a provision requiring the Grantor to post collateral (whether by the procurement of a letter of credit, the establishment of a collateral trust or any other means)

for the benefit of the counterparty to such agreement upon the occurrence of certain specified events, changes or conditions. For the avoidance of doubt, any agreement which requires the establishment of collateral at the time such agreement becomes effective absent any other triggering events shall not be considered a Collateral Triggering Agreement.
               (j) “Collateral Reduction Event” shall have the meaning ascribed to such term in Section 2.1(c).
               (k) “Collateral Triggering Event” shall have the meaning ascribed to such term in Section 2.1(a).
               (l) “Dispute” shall have the meaning ascribed to such term in Section 10.1.
               (m) “Eligible Investments” shall mean, with respect to Assets conforming to the provisions of this Trust Agreement prior to the occurrence of a Reinsurance Credit Event, cash and any investments of the types permitted under the laws and regulations of Grantor’s domiciliary state for property and casualty insurance companies; provided, however, that no Eligible Investments may be issued by an institution that is the parent, subsidiary or affiliate of the Grantor; and provided, further, no single Eligible Investment (except cash) shall comprise more than twenty-five percent (25%) of the Assets in the Trust Account. All Eligible Investments deposited in the Trust Account shall be free of all liens, charges or encumbrances at the time so deposited.
               (n) “Governmental Authority” shall mean any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.
               (o) “Grantor” shall have the meaning ascribed to such term in the Preamble.
               (p) “Inception Date” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (q) “Initial Reconciliation Statement” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (r) “Initial Security Amount” shall have the meaning ascribed to such term in Section 4.1.

               (s) “Insurance Commissioner” shall mean the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which the Beneficiary is domiciled.
               (t) “LPT Limit” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (u) “LPT Reinsurance Agreement” shall have the meaning ascribed to such term in the Recitals.
               (v) “Permitted Investments” shall mean, with respect to Assets conforming to the provisions of this Trust Agreement upon the occurrence of a Reinsurance Credit Event, cash and any investments of the types permitted under the laws and regulations of the Beneficiary’s domiciliary state or country for trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies, provided, however, that no Permitted Investments may be issued by an institution that is the parent, subsidiary or affiliate of the Grantor. All Permitted Investments deposited in the Trust Account shall be free of all liens, charges or encumbrances at the time so deposited.
               (w) “Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
               (x) “Quarterly Certification” shall have the meaning ascribed to such term in Section 5.3.
               (y) “Reinsurance Credit Event” shall mean any financial impairment of the Grantor that results in any Beneficiary being unable to obtain full statutory financial statement credit for the reinsurance provided by the LPT Reinsurance Agreement in any applicable United States jurisdiction at any point in time during the term of the LPT Reinsurance Agreement.
               (z) “Reinsurance Credit Event Certification” shall have the meaning ascribed to such term in Section 3.1(a).
               (aa) “Reinsurance Credit Event Trust Accounts” shall have the meaning ascribed to such term in Section 3.1(d).
               (bb) “Reinsurance Credit Event Trust Agreements” shall have the meaning ascribed to such term in Section 3.1(c).

               (cc) “Reinsurance Premium” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (dd) “Reinsured Contracts” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (ee) “Reinsured Liabilities” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
               (ff) “Required Amount” shall mean an amount equal to the least of (i) the aggregate gross Reserves of the applicable Beneficiary (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to the Business Covered; (ii) the LPT Limit less the Ultimate Net Loss paid in respect of the applicable Beneficiary; and (iii) the LPT Limit less the Ultimate Net Loss paid.
               (gg) “Reserves” shall mean, as required by SAP or Applicable Law of the jurisdiction of domicile of any entity, reserves, funds or provisions for losses, claims, unearned premiums, benefits, costs and expenses (including allocated loss adjustment expenses) in respect of the Business Covered.
               (hh) “Rules” shall have the meaning ascribed to such term in Section 10.3(a).
               (ii) “SAP” shall mean, as to any entity, the statutory accounting principles prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such entity is domiciled.
               (jj) “Security Amount” shall mean, (i) prior to the occurrence of a Collateral Triggering Event, an amount equal to the Initial Security Amount minus any Ultimate Net Loss paid by the Grantor under the LPT Reinsurance Agreement as of the date of calculation of the Security Amount; and (ii) on and after the occurrence of a Collateral Triggering Event, an amount equal to the lesser of (A) the aggregate gross Reserves of the Beneficiaries (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to the Business Covered, and (B) the LPT Limit less the Ultimate Net Loss paid.
               (kk) “Third Party Appraiser” shall mean an independent appraisal firm which is mutually acceptable to the Grantor and the Beneficiaries, or, if Grantor and Beneficiaries cannot agree on such an appraisal firm, an independent appraisal firm selected by the parties’ respective accountants.

               (ll) “Trust” shall mean the trust formed hereunder, including such trust following a Reinsurance Credit Event.
               (mm) “Trust Account” shall have the meaning ascribed to such term in Section 4.1(a).
               (nn) “Trust Agreement” shall have the meaning ascribed to such term in the Preamble.
               (oo) “Trustee” shall have the meaning ascribed to such term in the Preamble.
               (pp) “Ultimate Net Loss” shall have the meaning ascribed to such term in the LPT Reinsurance Agreement.
          Section 1.2 Interpretation. When a reference is made in this Trust Agreement to a Section or Article, such reference shall be to a section or article of this Trust Agreement unless otherwise clearly indicated to the contrary. The Article and Section headings contained in this Trust Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Trust Agreement. Whenever the words “include,” “includes” or “including” are used in this Trust Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement. The meaning assigned to each term used in this Trust Agreement shall be equally applicable to both the singular and the plural forms of such term and to both the masculine as well as the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. References to a person are also to its successors and permitted assigns.

ARTICLE II
MODIFICATION UPON A COLLATERAL TRIGGERING EVENT
          Section 2.1 Collateral Triggering Event.
               (a) If, at any time after the date hereof, the Grantor is required to post collateral pursuant to the terms of one or more Collateral Triggering Agreements as a result of the occurrence of one or more events, changes or conditions specified in such agreements, and the amount of collateral required to be posted by the Grantor pursuant to such Collateral Triggering Agreement(s) is reasonably expected by the Grantor to equal, either on an individual or aggregate basis, one billion dollars ($1,000,000,000) or more (such event, the “Collateral Triggering Event”), then the Grantor shall promptly notify the Beneficiaries of the Collateral Triggering Event and take the following additional actions as set forth in this Section 2.1.
               (b) Upon the occurrence of a Collateral Triggering Event, all references in this Trust Agreement to “Security Amount” shall be modified in accordance with its definition to give effect to the Collateral Triggering Event. In addition, as soon as is practicable, but no later than contemporaneously with the posting of the collateral under any Collateral Triggering Agreement that results in the Grantor posting one billion dollars or more of collateral either on an individual or aggregate basis, the Grantor shall deposit such additional assets into the Trust Account so that the aggregate fair market value of the Eligible Investments in the Trust Account equals the newly computed Security Amount.
               (c) Until such time as (i) the events, changes or conditions that gave rise to the collateral requirement under one or more of the Collateral Triggering Agreements cease to exist or apply and (ii) the Grantor has withdrawn or reduced the aggregate amount of collateral posted under Collateral Triggering Agreements ((i) and (ii) together, the “Collateral Reduction Event”), the Grantor shall ensure that the Trust Account shall hold Eligible Investments at all times with a fair market value of no less than 100% of the Security Amount (as defined in clause (ii) of Section 1.1(jj)); provided, however, if a Collateral Reduction Event has occurred, the Security Amount shall be reduced by a percentage which is proportionate to each percentage reduction of all collateral posted under the Collateral Triggering Agreements; provided, further, however, in no event shall the Security Amount be reduced to an amount less than 100% of the Security Amount (as defined in clause (i) of Section 1.1(jj)).
ARTICLE III
MODIFICATION UPON A REINSURANCE CREDIT EVENT
          Section 3.1 Reinsurance Credit Event.
               (a) Notwithstanding anything in this Trust Agreement to the contrary, in the event the Beneficiaries provide a written notice to the Trustee (and contemporaneous notice to the Grantor) certifying that a Reinsurance Credit Event has occurred (such notice, the “Reinsurance Credit Event Certification”), upon receipt of such certification by the Trustee, the provisions set forth in Sections 4.1, 4.2, 5.1(a), 5.3, 6.1, 6.2, 6.3, 7.4, 7.5, 7.8, 7.11 and 9.2 hereof shall automatically be replaced by the provisions set forth in Appendix A hereof for the equivalent Sections and thereafter not be effective, and the provisions set forth in Appendix A shall automatically become effective without further action by any party. In addition, any other provisions required under Applicable Law and regulations governing trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies in the United States to the extent applicable to CCC and CIC, shall be incorporated herein. Notwithstanding the foregoing, the Trust created hereunder shall continue in existence. Furthermore, the Reinsurance Credit Event Certification may, but shall not be required to, name either CCC or CIC as the sole Beneficiary of the Trust following a Reinsurance Credit Event. If the Reinsurance Credit Event Certification names either CCC or CIC as the sole Beneficiary of the Trust, then for purposes of the Trust following a Reinsurance Credit Event, all references to the term “Beneficiary” or “Beneficiaries” shall mean either CCC or CIC, as set forth in the Reinsurance Credit Event Certification. The choice as to which of CCC or CIC shall be named as the sole Beneficiary of the Trust following a Reinsurance Credit Event shall be made by the Beneficiaries in their sole discretion at the time the Beneficiaries become aware that a Reinsurance Credit Event has occurred.
               (b) Following a Reinsurance Credit Event, the Grantor shall be required to replace the Assets held in the Trust Account which are not Permitted Investments for Assets which are Permitted Investments within five (5) Business Days following the receipt by the Grantor of the Reinsurance Credit Event Certification. Simultaneously with such replacement of the Assets, the Grantor shall either: (i) deposit into the Trust Account sufficient additional Assets so that the aggregate fair market value of the Permitted Investments in the Trust Account equals the Required Amount or (ii) withdraw from the Trust Account, to the extent the aggregate fair market value of the Permitted Investments in the Trust Account exceeds 100% of the Required Amount, Assets equal to such excess amount; provided, however, with respect to the withdrawal referenced in clause (ii), all such withdrawn Assets shall be deposited promptly into one or more of the new trust accounts established pursuant to the Reinsurance Credit Event Trust Agreements referenced in subparagraph (c) of this Section 3.1.
               (c) If the Reinsurance Credit Event Certification names either CCC or CIC as the sole Beneficiary of the Trust following a Reinsurance Credit Event, then within five (5) Business Days following the receipt by the Grantor of the Reinsurance Credit Event Certification, the Grantor and the Trustee shall enter into separate trust agreements with each of the remaining Beneficiaries not named as the sole Beneficiary in the Reinsurance Credit Event Certification (such trust agreements, the “Reinsurance Credit Event Trust Agreements”). The Reinsurance Credit Event Trust Agreements shall contain provisions substantially similar to the provisions set forth in this Trust Agreement (after incorporation of the provisions set forth in Appendix A hereof), as well as any other provisions and modifications required under the laws and regulations of the applicable domiciliary state or country of the remaining Beneficiaries for trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies.
               (d) The trust account or accounts established pursuant to the Reinsurance Credit Event Trust Agreements (“Reinsurance Credit Event Trust Accounts”) shall initially be funded by such Permitted Investments from the Trust Account that represent the percentage of the remaining value of Assets reflecting the portion of the Reinsurance Premium that was contributed by the applicable Beneficiary, less Ultimate Net Loss paid in respect of such Beneficiary. In addition to such assets, the Grantor shall deposit into the Reinsurance Credit Event Trust Accounts sufficient additional assets so that the aggregate fair market value of each Reinsurance Credit Event Trust Account equals the applicable Required Amount, provided that the aggregate fair market value of all Reinsurance Credit Event Trust Account(s) and this Trust Account shall not exceed an amount equal to the LPT Limit less Ultimate Net Loss paid. The Reinsurance Credit Event Trust Accounts shall be funded with Permitted Investments only.
               (e) The provisions set forth in Appendix A shall remain effective, and the Reinsurance Credit Event Trust Accounts shall remain in place only for the time, and only to the extent, required to address the event, change or condition giving rise to the Reinsurance Credit Event. Each Beneficiary agrees that in the event that the Reinsurance Credit Event ceases to exist or apply, each Beneficiary shall promptly provide its approval for the termination of the respective Reinsurance Credit Event Trust Accounts and for the return of all assets to the Grantor; provided however, the fair market value of the Permitted Investments transferred from the Trust Account to the Reinsurance Credit Event Trust Accounts less Ultimate Net Loss paid on behalf of the Beneficiaries since such transfer shall be transferred to the Trust Account. In addition, to the extent that the obligations of the Grantor to provide security diminish, each Beneficiary shall provide its approval for the reduction of the Trust Account and the respective Reinsurance Credit Event Trust Accounts.
ARTICLE IV
CREATION OF TRUST ACCOUNT
          Section 4.1 Obligations of the Beneficiaries and the Grantor.
               (a) Prior to the execution of this Trust Agreement, the Grantor shall have procured with the Trustee, in the name of the Trustee, to be held for the sole benefit of the Beneficiaries pursuant to the provisions of this Trust Agreement, a segregated trust account maintained by the Trustee with account number 80460400 (which shall be hereinafter referred to as the “Trust Account”). Simultaneously with the execution of this Trust Agreement, (i) the Beneficiaries shall transfer and assign to such Trust Account, on behalf of the Grantor, Assets consisting of cash in the aggregate amount of the Reinsurance Premium, together with interest accrued from the Inception Date at the Applicable Interest Rate, and (ii) the Grantor shall transfer and assign to such Trust Account, Assets consisting of cash in the aggregate amount of two hundred million dollars ($200,000,000). The sum of the amounts referenced in (i) and (ii) in the foregoing sentence shall be referred to herein as the “Initial Security Amount”.
               (b) If the Beneficiaries owe any amount to the Grantor resulting from the adjustment of the Reinsurance Premium as reflected in the Initial Reconciliation Statement delivered pursuant to Section 2.3 of the Master Transaction Agreement, the Beneficiaries shall transfer and assign to the Trust Account, on behalf of the Grantor, assets consisting of cash in the amount owed. If the Grantor owes any amount to the Beneficiaries resulting from the adjustment of the Reinsurance Premium as reflected in the Initial Reconciliation Statement delivered pursuant to Section 2.3 of the Master Transaction Agreement, the Grantor shall instruct the Trustee to promptly withdraw from the Trust Account assets consisting of cash in the amount owed and transfer such amount to an account of the Beneficiaries in accordance with written instructions provided by the Beneficiaries at the time of such withdrawal. The Trustee shall promptly comply with such instruction.
               (c) Unless there is a Collateral Triggering Event, the Grantor shall not be required to transfer and assign additional assets into the Trust Account after the date hereof. Upon the occurrence of a Collateral Triggering Event, however, the Grantor shall transfer and assign such additional assets into the Trust Account in accordance with Section 2.1(b). Until such time the condition giving rise to the Collateral Triggering Event ceases to exist or apply, the Grantor shall ensure that the Trust Account shall hold Eligible Investments at all times with a fair market value of no less than 100% of the Security Amount.
          Section 4.2 Purpose of the Trust.
               (a) The Assets in the Trust Account shall be held by the Trustee for the sole purpose of satisfying any obligations of the Grantor to the Beneficiaries with respect to the Business Covered under the LPT Reinsurance Agreement.
               (b) The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.
          Section 4.3 Grantor Trust for United States Federal Income Tax Purposes. The Trust Account shall be treated as a grantor trust (pursuant to sections 671 through 677 of the Code) for United States federal income tax purposes. The Grantor shall constitute the grantor (within the meaning of sections 671 and 677 of the Code) and, thus, any and all income derived from the Assets held in the Trust shall constitute income or gain of the Grantor as the owner of such Assets.
          Section 4.4 Designation of Agents. Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by the Grantor or the Beneficiaries shall be sufficiently executed if executed in the name of the Grantor or the Beneficiaries by such officer or officers of Grantor or Beneficiaries or by such other agent or agents of the Grantor or the Beneficiaries as may be designated in a resolution of the Board of Directors of the Grantor or the Beneficiaries or Committee thereof or a letter of advice issued by the President, Secretary or Treasurer of the Grantor or the Beneficiaries, as applicable. Written notice of such designation by the Grantor or the Beneficiaries shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such officers or agents of the Grantor or the Beneficiaries with respect to the authority conferred on it.

          Section 4.5 Title to Assets. Title to any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be recorded in the name of the Trustee. The out-of-pocket costs of transfers of title between the Grantor and the Trustee shall be shared equally by the Grantor and the Beneficiaries, and the Grantor shall use reasonable efforts to limit such costs. The Beneficiaries shall not have legal title to any part of the Assets, but shall have an undivided beneficial interest in all Assets.
ARTICLE V
MAINTENANCE OF THE TRUST
          Section 5.1 Substitution of Trust Account Assets.
               (a) The Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Eligible Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for herein, the Grantor shall certify to the Trustee and Beneficiaries that such substitution or exchange meets the requirements of this Section 5.1. The Trustee shall act on the instruction and certification of the Grantor and shall give the Beneficiaries prompt written notice of any substitution made pursuant hereto.
               (b) The Grantor shall, prior to depositing any Assets into the Trust Account, and from time to time as required, execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Trustee, upon direction of the Beneficiaries, may whenever necessary negotiate any such assets without consent or signature from the Grantor or any other entity.
          Section 5.2 Valuation of Assets. The Grantor shall determine the fair market value of any Assets in the Trust Account. In making this determination, the Grantor shall use prices published by a nationally recognized pricing service for Assets for which such prices are available, and for Assets for which such prices are not available, the Grantor shall use methodologies consistent with those which it uses for determining the fair market value of assets held in its own general account (other than the Assets) in the ordinary course of business.
          Section 5.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiaries (with a copy to the Trustee) a written certification (the “Quarterly Certification”) stating the Security Amount as of the calendar quarter end and the aggregate fair market value of the Eligible Investments held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the effect on the fair market value of the Assets of withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, CCC, on behalf of the Beneficiaries, shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Security Amount or the Grantor’s valuation of any Asset. If the parties are able to resolve such dispute within ten (10) Business Days of CCC’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Security Amount. If the parties are unable to resolve such dispute within ten (10) Business Days of CCC’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the parties shall be bound by such valuation. All other disputes shall be resolved in accordance with Section 10.1. Upon resolution of such dispute, the parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Security Amount as resolved through such Third Party Appraiser or arbitration. The Grantor shall, to the extent reasonably necessary or required in order to verify Grantor’s certification, permit CCC to audit its records in order to determine its compliance with this Section 5.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by CCC in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of the Grantor.
ARTICLE VI
RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS
          Section 6.1 Adjustment of Trust Account Assets.
               (a) The Security Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 5.3 hereof.
               (b) Following the occurrence of a Collateral Triggering Event, if the aggregate fair market value of the Eligible Investments maintained in the Trust Account as of any calendar quarter end is less than the Security Amount (computed taking into account the occurrence of the Collateral Triggering Event) as of such calendar quarter end, then within five (5) Business Days Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Eligible Investments held in the Trust Account is no less than 100% of the Security Amount as of the immediately prior calendar quarter end.
               (c) If, following a Collateral Triggering Event, the event, change or condition which gave rise to the collateralization requirement ceases to exist or apply, then the Security Amount shall thereafter (until the occurrence of a further Collateral Triggering Event) be computed without regard to such Collateral Triggering Event.

          Section 6.2 Release of Trust Account Assets to the Beneficiaries. By transmittal of prior written notice to the Trustee (with a copy to Grantor), together with a final order of an arbitration panel or court of competent jurisdiction, any of the Beneficiaries may withdraw Assets from the Trust Account to make payment of, or reimburse itself for, any amount which it may be required to pay under or arising out of the Reinsured Contracts to the extent relating to the Business Covered; provided that notice of such withdrawal is provided not less than five (5) Business Days in advance of the requested withdrawal. The Trustee shall promptly comply with such notice. The Security Amount shall be reduced by any amount so withdrawn.
          Section 6.3 Release of Trust Account Assets to the Grantor.
               (a) The Grantor agrees that all proceeds from the sale or substitution of the Assets in the Trust Account and the collection of interest, dividends and other income in respect to the Assets in the Trust Account shall be retained in the Trust Account and shall not be released to the Grantor, except in accordance with the provisions set forth in subparagraphs (b) and (c) in this Section 6.3.
               (b) At each calendar quarter end, by transmittal of prior written notice to the Trustee and contemporaneous notice to the Beneficiaries, the Grantor may withdraw Assets from the Trust Account in the amount of the Ultimate Net Loss it has actually paid under the LPT Reinsurance Agreement during such quarter; provided, however, that in connection with any such withdrawal, the Grantor shall provide a written certification to the Trustee stating the fair market value of each non-cash Asset withdrawn. The Trustee shall promptly comply with such notice.
               (c) Commencing at the fifth anniversary of the date hereof, at any calendar quarter end following the delivery of the Quarterly Certification as to which there is no dispute outstanding between the Grantor and the Beneficiaries, in the event the aggregate fair market value of the Eligible Investments maintained in the Trust Account exceeds 150% of the gross Reserves of the Beneficiaries (including reserves for losses incurred but not reported) calculated in accordance with SAP with respect to the Business Covered as of such calendar end, then by transmittal of fourteen (14) calendar days’ prior written notice to the Trustee and the Beneficiaries, the Grantor may direct the Trustee to withdraw from the Trust Account and transfer to the Grantor Assets having a fair market value equal to the amount of such excess; provided, however, following a Collateral Triggering Event, the Grantor shall be permitted to withdraw Assets from the Trust Account pursuant to this Section 6.3(c) only to the extent that the aggregate fair market value of the Eligible Investments remaining in the Trust Account after such withdrawal is not less than 100% of the Security Amount. The Trustee shall promptly comply with such notice.

ARTICLE VII
DUTIES OF THE TRUSTEE
          Section 7.1 Acceptance of Assets by the Trustee.
               (a) The Trustee shall not accept any Assets (other than cash) for deposit into the Trust Account unless the Trustee determines that it is or will be the registered owner of and holder of legal title to the Assets or that such Assets are in such form that the Trustee may, if applicable to such asset class, negotiate any such Assets, without consent or signature from the Grantor or any other person or entity. Any Assets received by the Trustee which, if applicable to such asset class, are not in such proper negotiable form or for which title has not been transferred to the Trustee shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.
               (b) The Trustee and its lawfully appointed successors is and are authorized and shall have the power to receive such Assets as the Grantor (or the Beneficiaries on behalf of the Grantor) from time to time may transfer or remit to the Trust Account and to hold and dispose of the same for the uses and purposes and in the manner and according to the provisions herein set forth. All such Assets at all times shall be maintained as a trust account, separate and distinct from all other assets on the books and records of the Trustee, and shall be continuously kept in a safe place within the United States.
          Section 7.2 Collection of Interest and Dividends; Voting Rights. The Trustee is hereby authorized, without prior notice to the Grantor or the Beneficiaries, to demand payment of and collect all interest or dividends on the Assets comprising the Trust Account if any. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be deposited promptly upon receipt by the Trustee into the Trust Account. Subject to the other provisions of this Trust Agreement, the Grantor shall have the full and unqualified right to direct the Trustee to vote, and to execute consents, bond powers, stock powers, mortgage and title instruments and other instruments of transfer, pledge and release with respect to any Assets comprising the Trust Account.
          Section 7.3 Obligations of the Trustee. The Trustee agrees to hold and disburse the various Assets of the Trust Account in accordance with the provisions expressed herein.
          Section 7.4 Responsibilities of the Trustee.
               (a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith and for the breach of the Trustee’s obligations under this Trust Agreement; provided, however, that any actions taken in strict accordance with written instructions provided to the Trustee from the parties hereto will not constitute a breach of the Trustee’s obligations under this Trust Agreement. Upon request of the Grantor or the Beneficiaries, the Trustee further agrees promptly to forward to such party a statement and valuation of all Assets held in the Trust Account.
               (b) Subject to the other provisions of this Trust Agreement, including the requirement that only Eligible Investments may be held in the Trust Account, and provisions relating to the substitution of Assets, (i) the Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account, including, but not limited to, directing the Trustee to enter into one or more investment management, advisory, custodial, depository or other agreements of form and substance specified by the Grantor, with any other person, including any affiliate of the Grantor, selected by the Grantor and (ii) the Trustee and the Beneficiaries each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and the Trustee will take any actions related thereto as directed by the Grantor in accordance therewith.
          Section 7.5 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor and the Beneficiaries may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any person or persons duly authorized in writing by Grantor or the Beneficiaries, at the requesting party’s expense.
          Section 7.6 Activity Reports. The Trustee agrees to provide an activity report to the Beneficiary and the Grantor upon creation of the Trust Account and within five (5) days following receipt of the report from the Grantor, which report shall, in reasonable detail, show (i) all deposits, withdrawals and substitutions during such quarter; (ii) a listing of securities and other assets held and cash balances in the Trust Account as of the last day of such quarter and (iii) the fair market value (determined in accordance with Section 5.2) of each Asset held in the Trust Account (other than cash) and the amount of cash held in the Trust Account as of the last day of such quarter. The Trustee agrees to provide written notification to the Grantor and the Beneficiaries within five (5) days of any deposits to or withdrawals from the Trust Account.
          Section 7.7 Resignation or Removal of the Trustee; Appointment of Successor Trustee.
               (a) The Trustee may at any time resign as Trustee and terminate its capacity hereunder by delivery of written notice of resignation, effective not less than ninety (90)

days after receipt by both the Beneficiaries and the Grantor. The Trustee may be removed by the Grantor by (i) delivery to the Trustee and the Beneficiaries of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiaries of the notice and (ii) receipt of the Beneficiaries’ consent to such action, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no such resignation by the Trustee or removal by the Grantor shall be effective until a successor to the Trustee shall have been duly appointed by the Grantor and approved by the Beneficiaries and all the securities and other Assets in the Trust Account have been duly transferred to such successor. The Grantor, upon receipt of such notice of resignation, shall undertake to obtain the agreement of a qualified, successor depository, agreeable to the Beneficiaries, to act as a successor Trustee in accordance with all agreements of the Trustee herein and upon duly qualifying to act as such pursuant to Section 7.7(b). The Beneficiaries agree not to withhold unreasonably approval of such Trustee. Upon the Trustee’s delivery of the Assets to the qualified, successor depository, along with a closing statement showing all activities from the last quarterly report, the Trustee shall be discharged of further responsibilities hereunder, subject to any remaining obligations under Sections 7.4 and 7.7(b).
               (b) Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver the same to the Grantor and to the then acting Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Trust with like effect as if originally named herein; but the predecessor Trustee shall nevertheless, when requested in writing by the successor Trustee, execute an instrument or instruments conveying and transferring to the Trustee upon the Trust herein all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the Trustee all property and money held by such predecessor hereunder. The predecessor Trustee shall be entitled to reimbursement in accordance with Section 7.10 for all expenses it incurs in connection with the settlement of its accounts and the transfer and delivery of the Trust assets to its successor. The predecessor Trustee shall continue to be indemnified by reason of such entity being or having been a Trustee in accordance with Section 7.9.
          Section 7.8 Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by any of the parties to this Trust Agreement. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of any applicable regulatory authority with jurisdiction over the Grantor or any of the Beneficiaries concerning the Trust Account or the Assets held hereunder, including detailed inventories of securities or funds, and the Trustee shall permit such regulatory authority to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiaries and the Grantor concerning all such inquiries, and shall provide seven (7) days’ prior notice to the Beneficiaries and the Grantor of all such examinations and audits.
          Section 7.9 Indemnification of the Trustee. In consideration of the Trustee’s acceptance of this Trust Agreement, if the Trustee renders any service not provided for in this Trust Agreement, the Grantor and the Beneficiary shall, severally and not jointly, reasonably compensate the Trustee for such extraordinary services, reimburse the Trustee for all reasonable costs, attorneys’ fees and expenses occasioned thereby, and indemnify, defend and hold the Trustee (and its directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature arising out of or in connection with this Trust Agreement or with the performance of its duties hereunder, including, among other things, reasonable attorneys’ fees and court costs, except to the extent such loss, liability, damage, cost and expense shall be caused by the Trustee’s own negligence, willful misconduct or lack of good faith. Whenever an action by the Trustee is authorized by written signed direction pursuant to the provisions of this Trust Agreement and such action is taken strictly in accordance with such written and signed direction by the appropriate party or parties, the party or parties authorizing such action hereby agree to indemnify the Trustee against all losses, damages, costs and expenses, including reasonable attorneys’ fee, resulting from any action so taken by the Trustee. The provisions of this paragraph shall survive the termination of this Trust Agreement and the resignation or removal of the Trustee for any reason.
          Section 7.10 Charges of the Trustee. The Grantor agrees to pay all reasonable costs or fees charged by the Trustee for acting as the Trustee pursuant to this Trust Agreement, as agreed between the Grantor and the Trustee, including fees incurred by the Trustee for legal services deemed reasonably necessary by the Trustee as a result of the Trustee’s so acting; provided, however, that no such costs, fees or expenses shall be paid out of the Assets held in or credited to the Trust Account.
          Section 7.11 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Eligible Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with Article VI.
          Section 7.12 Concerning the Trustee.
               (a) No provision in this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
               (b) The Trustee shall be entitled to rely on advice of or on an opinion of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or not taken by it in reliance on such advice or on such opinion of counsel.
               (c) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution notice, request, consent, certificate, order, entitlement order, affidavit, letter, telegram, facsimile transmission, electronic mail or other paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, notice, consent, request, certificate, order, entitlement order, affidavit, letter, telegram, facsimile transmission, electronic mail or other paper or document.

               (d) The permissive right of the Trustee to take action enumerated in this Trust Agreement shall not be construed as a duty and it shall not be answerable for other than its negligence, willful misconduct or lack of good faith. In no event shall the Trustee be liable for indirect, special, incidental, punitive or consequential losses or damages, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof.
               (e) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the Assets.
               (f) The Trustee shall not be accountable for the use or application by the Grantor or any Beneficiary or any other party of Assets which the Trustee has released in accordance with the terms of this Trust Agreement.
               (g) The Trustee makes no representations as to the validity or sufficiency of the Assets and the Trust Account for any particular purpose and shall incur no responsibility in respect thereof, other than in connection with the duties or obligations assigned to or imposed upon it as provided herein.
               (h) The Trustee shall not be responsible for the perfection, priority or enforceability of any lien or security interest in any of the Assets or in the Trust Account.
               (i) In accepting the trust hereby created, the Trustee acts solely as trustee and not in its individual capacity, and all persons having any claim against the Trustee arising from this Trust Agreement, shall look only to the Assets held by the Trustee hereunder for payment except as otherwise provided herein.
               (j) The Trustee shall not be considered in breach of or in default in its obligations hereunder in the event of delay in the performance of such obligations due to unforeseeable causes beyond its control (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility) or without its willful misconduct, negligence or lack of good faith.
ARTICLE VIII
TERMINATION
Section 8.1 Termination. This Trust Agreement may not be terminated by the Grantor unless the Grantor has obtained, and the Trustee has received, a written consent signed by the General Counsel of CCC to terminate this Trust Agreement. The Beneficiaries shall provide their consent to the termination of this Trust Agreement if the Grantor seeks to terminate this Trust Agreement as a result of the exhaustion of the LPT Limit.
          Section 8.2 Disposition of Assets Upon Termination. Upon a termination pursuant to this Article VIII, the Trustee shall distribute all Assets held and deposited under this Trust Agreement, subject to the written approval of the Beneficiaries, to the Grantor and shall take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in such Assets and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any party under this Trust Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on written confirmation of receipt, or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following addresses:

If to the Trustee:	Wells Fargo Bank, National Association
5 Broadway, 14th floor
New York, New York 10006
Attention: Stephen Bruce
Facsimile: (212) 509-1716

If to the Grantor:	National Indemnity Company
100 First Stamford Place
Stamford, CT 06902
Attention: General Counsel
Fax: 203-363-5221

With a copy to:	National Indemnity Company
3024 Harney Street
Omaha, NE 68131
Attention: Treasurer
Fax: 402-916-3030

If to the Beneficiaries:	CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604 Attention: Jonathan D. Kantor

Executive Vice President,
General Counsel and Secretary
Fax: 312-817-0511

With a copy to:	CNA Financial Corporation
333 S. Wabash Avenue
Chicago, IL 60604
Attention: Michael P. Warnick
Senior Vice President and
Deputy General Counsel
Fax: 312-755-2479
Each party to this Trust Agreement may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other parties to this Trust Agreement.
          Section 9.2 Entire Agreement. Subject to the provisions of Section 7.4(a), this Trust Agreement, including Appendix A hereto, the LPT Reinsurance Agreement and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the parties hereto and their respective affiliates with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and thereof.
          Section 9.3 Waiver and Amendment. This Trust Agreement and the Trust created hereunder shall be irrevocable, subject solely to the termination provisions set forth herein. The Grantor shall have no right or power in any capacity to revoke, terminate or, except as provided in Section 3.1, alter or amend any terms of this Trust Agreement, in whole or in part, without the prior written consent of the Beneficiaries and the Trustee. Notwithstanding the foregoing, this Trust Agreement may be altered, amended or terminated at any time by written agreement executed by each party hereto. The Beneficiaries’ failure at any time to exercise any of the rights or powers conferred upon them herein shall constitute neither a waiver of their right to exercise, nor stop them from exercising, any rights at any subsequent time, nor shall such failure reduce in any degree any liability or obligation for which the Grantor is bound hereunder.
          Section 9.4 Successors and Assigns. The rights and obligations of a party under this Trust Agreement shall not be subject to assignment without the prior written consent of the other parties hereto, and any attempted assignment without the prior written consent of the other parties hereto shall be invalid ab initio. The terms of this Trust Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business shall be the successor to the Trustee without the execution or filing of any paper or further act.
          Section 9.5 Headings. The headings of this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
          Section 9.6 Governing Law and Jurisdiction. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state’s principles of conflict of laws that could compel the application of the laws of another jurisdiction. SUBJECT TO ARTICLE X, ANY SUIT, ACTION OR PROCEEDING TO COMPEL ARBITRATION OR FOR TEMPORARY INJUNCTIVE RELIEF IN AID OF ARBITRATION OR TO PRESERVE THE STATUS QUO PENDING THE APPOINTMENT OF THE ARBITRATOR(S) SHALL BE BROUGHT BY THE PARTIES HERETO SOLELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED THAT IF SAID COURT DETERMINES THAT IT DOES NOT HAVE SUBJECT MATTER JURISDICTION THEN SAID ACTIONS MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY; AND EACH OF THE BENEFICIARIES, THE GRANTOR AND THE TRUSTEE EACH HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE AND ANY APPELLATE COURTS THEREOF, EXCEPT THAT ANY FINAL ARBITRAL AWARD RENDERED IN ACCORDANCE WITH ARTICLE XIV MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION OVER ANY PARTY HERETO OR ANY OF ITS ASSETS.
          Section 9.7 No Third Party Beneficiaries. Nothing in this Trust Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or any provision contained herein.
          Section 9.8 Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties hereto are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.
          Section 9.9 Severability. Any term or provision of this Trust Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. If any provision of this Trust Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Trust Agreement, the parties hereto shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the parties hereto as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.
          Section 9.10 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event that any of the provisions of this Trust Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Trust Agreement by the other parties hereto and to enforce specifically this Trust Agreement and the terms and provisions hereof in any action instituted in accordance with Section 9.6, in addition to any other remedy to which such party may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Trust Agreement, no party hereto will allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.10, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Trust Agreement, including monetary damages in the event that this Trust Agreement has been terminated or in the event that the remedies provided for in this Section 9.10 are not available or otherwise are not granted and (ii) nothing contained in this Section 9.10 shall require any party hereto to institute any action for (or limit any party’s right to institute any action for) specific performance under this Section 9.10 before exercising any termination right under Article VIII, nor shall the commencement of any action pursuant to this Section 9.10 or anything contained in this Section 9.10 restrict or limit any party’s right to terminate this Trust Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Trust Agreement that may be available then or thereafter.
          Section 9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS TRUST AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS TRUST AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS TRUST AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
          Section 9.12 Incontestability. In consideration of the mutual covenants and agreements contained herein, each party hereto does hereby agree that this Trust Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party hereto does hereby agree that it shall not contest in any respect the validity or enforceability hereof.
          Section 9.13 Set-Off. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against any of the Beneficiaries or the Grantor with respect to this Trust Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

          Section 9.14 Currency. All financial data required to be provided pursuant to the terms of this Trust Agreement shall be expressed in United States dollars. All payments and all settlements of account between the parties hereto shall be in United States currency unless otherwise agreed by the parties hereto.
ARTICLE X
DISPUTE RESOLUTION
          Section 10.1 Dispute Resolution. Notwithstanding anything contained herein to the contrary, any dispute between the Beneficiary and the Grantor arising out of or relating to this Trust Agreement or the breach, termination or validity hereof (“Dispute”) will be first addressed in accordance with the procedures specified in Section 10.2, and subsequently, if necessary, Section 10.3, which will be the sole and exclusive procedures for the resolution of any such Disputes.
          Section 10.2 Negotiation Amongst the Parties.
               (a) The Beneficiaries and the Grantor agree that they shall first attempt to resolve Disputes by informal in-person discussions and negotiations of their respective representatives. If a Beneficiary and the Grantor are unable to resolve any such Dispute through such in-person discussions and negotiations within thirty (30) calendar days of the day on which either the Beneficiary and the Grantor receives from the other party or parties written notice of a Dispute, the Dispute shall be submitted for resolution to a designated executive officer of each of the Beneficiary and the Grantor with authority to make a decision. If the designated executive officers are unable to reach a mutually acceptable resolution within ten (10) calendar days after expiration of such thirty-day period, on the request of either the Beneficiary or the Grantor, the Dispute shall be resolved in accordance with subsection (b). All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in this Section 10.2(a) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.
               (b) Upon completion of the dispute resolution process described in subsection (a) of this Section 10.2 without resolution of the Dispute, either the Beneficiary or the Grantor may submit the Dispute for resolution in accordance with Section 10.3.
          Section 10.3 Arbitration.
               (a) Except as provided in Sections 10.1 and 10.2, any Dispute shall be finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein. If the amount in controversy is five million dollars ($5,000,000) or less (including all claims and counterclaims) there shall be one arbitrator who shall be agreed upon by the Beneficiary and the Grantor within twenty (20) calendar days of receipt by respondent(s) of a copy of the demand for arbitration. The single arbitrator may not award an amount greater than five million dollars ($5,000,000) in value under any circumstances. If the amount in controversy is more than five million dollars ($5,000,000) (including all claims and counterclaims) there shall be three neutral and impartial arbitrators, one of whom shall be appointed by each of (i) the Beneficiary, on the one hand and (ii) the Grantor, on the other hand, within thirty (30) calendar days of receipt by respondent(s) of the demand for arbitration, and the third arbitrator, who shall chair the arbitral tribunal, shall be appointed by the party appointed arbitrators within fifteen (15) calendar days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each of the Beneficiary and the Grantor being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired federal or state appellate court judge or a current or retired officer of an insurance company with no less than fifteen (15) years of experience in the property casualty insurance industry. The arbitration hearing on the merits shall be commenced within ninety (90) calendar days of the appointment of the arbitrator(s) or as soon thereafter as practicable. In rendering an award, the arbitral tribunal shall be required to follow the laws of the State of New York. The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The arbitrator(s) shall be permitted to award any relief permitted under New York law, including damages and any form of temporary or permanent injunctive relief, but shall not be permitted to award special, indirect, punitive or incidental damages or damages for lost profits or any other consequential damages or damages based on multiples or similar valuation techniques. The award shall be final and binding upon the Beneficiary and the Grantor and shall be the sole and exclusive remedy between the Beneficiary and the Grantor regarding any claims, counterclaims, issues or accounting presented to the arbitrator(s). Judgment upon the award may be entered in any court having jurisdiction over the Beneficiary and the Grantor or any of their respective assets. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the Beneficiary and the Grantor resisting such enforcement. Arbitrability of any and all disputes shall be decided by the arbitrator(s). In the event of any inconsistency between the Rules and the provisions of this Article X, the provisions of this Article X shall control.
               (b) Arbitration hereunder shall be conducted in Chicago, Illinois or New York, New York, as determined by the party against whom the arbitration is demanded.

ARTICLE XI
EFFECTIVE DATE AND EXECUTION
          IN WITNESS OF THE ABOVE, this Trust Agreement is executed in triplicate by the parties’ duly authorized officers on the dates indicated below with an effective date of: August 31, 2010.

CONTINENTAL CASUALTY COMPANY, as Beneficiary
By:	/s/ Lawrence J. Boysen
Title: Senior Vice President and Corporate Controller
         Date: August 25, 2010

Attest:	/s/ Mary A. Ribikawskis
Title: Assistant Vice President and Assistant Secretary
Date: August 25, 2010

THE CONTINENTAL INSURANCE COMPANY, as Beneficiary
By:	/s/ Lawrence J. Boysen
Title: Senior Vice President and Corporate Controller
Date: August 25, 2010

Attest:	/s/ Mary A. Ribikawskis
Title: Assistant Vice President and Assistant Secretary
Date: August 25, 2010

CONTINENTAL REINSURANCE CORPORATION INTERNATIONAL, LTD., as Beneficiary
By:	/s/ Lawrence J. Boysen
Title: Chairman of the Board and President
Date: August 25, 2010

[Signature Page to the Trust Agreement]

Attest:	/s/ Mary A. Ribikawskis
Title: Assistant Vice President and Assistant Secretary
Date: August 25, 2010

CNA INSURANCE COMPANY LIMITED, as Beneficiary
By:	/s/ Lawrence J. Boysen
Title: Authorized Representative
Date: August 25, 2010

Attest:	/s/ Stephen Baker
Title: Company Secretary
Date: August 27, 2010

NATIONAL INDEMNITY COMPANY, as Grantor
By:	/s/ Brian Snover
Title: VP
Date: August 26, 2010

Attest:	Kara Raiguel
	Title:	Vice President
	Date:	August 26, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Stephen M. Bruce
Title: Vice President, Wells Fargo Bank, N.A., Insurance Trust
Date:

Attest:	/s/ Donny Tong
Title: Vice President
Date: August 25, 2010

[Signature Page to the Trust Agreement]

APPENDIX A
TRUST PROVISIONS FOLLOWING A REINSURANCE CREDIT EVENT
          In accordance with Article III of this Trust Agreement, upon the occurrence of a Reinsurance Credit Event, the provisions set forth in this Appendix A shall automatically replace the provisions of the equivalent Sections in this Trust Agreement and become effective.
          Section 4.1 Continuing Obligation of the Grantor.
               (a) The segregated trust account maintained by the Trustee with account number 80460400 (which shall be hereinafter referred to, including all successor accounts thereto, as the “Trust Account”) shall continue in existence upon the occurrence of a Reinsurance Credit Event with a single Beneficiary and the substitution of Assets as required under Section 3.1 of this Trust Agreement.
               (b) The Grantor shall ensure that the Trust Account shall hold Permitted Investments at all times with a fair market value of no less than 100% of the Required Amount, as determined in accordance with Section 7.6 of this Trust Agreement.
          Section 4.2 Purpose of the Trust. The Assets in the Trust Account shall be held by the Trustee for the sole benefit of the Beneficiary. The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.
          Section 5.1 (a) Substitution of Trust Account Assets. Upon receipt of the prior written consent of the Beneficiary, the Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Permitted Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for herein, the Grantor shall certify to the Trustee and Beneficiary that such substitution or exchange meets the requirements of this Section 5.1. The Trustee shall act on the instruction and certification of the Grantor and shall give the Beneficiary prompt written notice of any substitution made pursuant hereto.
          Section 5.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiary (with a copy to the Trustee) a written certification (the “Quarterly Certification”) stating the Required Amount as of the calendar quarter end and the aggregate fair market value of the Permitted

Investments held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the effect on the fair market value of the Assets of withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiary shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Required Amount or the Grantor’s valuation of any Asset. If the parties are able to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Required Amount. If the parties are unable to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the parties shall be bound by such valuation. All other disputes shall be resolved in accordance with Section 10.1 of this Trust Agreement. Upon resolution of such dispute, the parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Required Amount as resolved through such Third Party Appraiser or arbitration. The Grantor shall, to the extent reasonably necessary or required in order to verify Grantor’s certification, permit the Beneficiary to audit its records in order to determine its compliance with this Section 5.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by the Beneficiary in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of the Grantor.
          Section 6.1 Adjustment of Trust Account Assets.
               (a) The Required Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 5.3 hereof.
               (b) If the aggregate fair market value of the Permitted Investments maintained in the Trust Account as of any calendar quarter end is less than the Required Amount as of such calendar quarter end, then within five (5) Business Days of its receipt of the certification set forth in Section 5.3, the Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Permitted Investments held in the Trust Account is no less than 100% of the Required Amount as of the immediately prior calendar quarter end.
          Section 6.2 Release of Trust Account Assets to the Beneficiary.
               (a) Notwithstanding anything in this Trust Agreement to the contrary, the Beneficiary shall have the right to withdraw Assets from the Trust Account at any time, without notice to the Grantor, subject only to written notice to the Trustee from the Beneficiary given in accordance with Section 9.1 of this Trust Agreement. Other than such notice, no other statement or document need be presented by the Beneficiary to withdraw such Assets except that the Beneficiary shall acknowledge to the Trustee receipt of such withdrawn Assets. Upon such written notice of demand of the Beneficiary, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets to the Beneficiary and, to the extent applicable, deliver physical custody of such Assets to the Beneficiary. Upon such transfer, Trustee shall promptly forward a copy of such notice to the Grantor. The Trustee shall not be subject to any liability for any payment made by it to the Beneficiary pursuant to such written demand by the Beneficiary.
               (b) The Grantor and the Beneficiary agree that the Assets from the Trust Account may only be withdrawn by the Beneficiary, and utilized and applied by the Beneficiary, or any successor by operation of law of the Beneficiary including any liquidator or rehabilitator, receiver or conservator of the Beneficiary, without diminution because of insolvency on the part of the Beneficiary or the Grantor, for one or more of the following purposes:
                    (i) to pay or reimburse the Beneficiary for the Grantor’s share of premiums returned to policyholders or ceding companies of the Reinsured Contracts because of cancellations of such contracts to the extent same constitute Ultimate Net Loss;
                    (ii) to reimburse the Beneficiary for the Grantor’s share of surrenders and benefits or losses paid by the Beneficiary pursuant to the provisions of the Reinsured Contracts to the extent same constitute Ultimate Net Loss;
                    (iii) to fund an account with the Beneficiary in an amount at least equal to the deduction, for reinsurance ceded, from the Beneficiary’s liabilities for the Reinsured Liabilities. The account must include, but not be limited to, amounts for policy reserves, claims and losses incurred, including losses incurred but not reported, allocated loss adjustment expenses, and unearned premium reserves; and
                    (iv) to pay any other amounts the Beneficiary claims are due under the LPT Reinsurance Agreement.
          Section 6.3 Release of Trust Account Assets to the Grantor. Subject to receipt of the Beneficiary’s prior written instructions, the Trustee may, from time to time, release to the Grantor Assets with an aggregate fair market value equal to the excess over 102% of the Required Amount as of the prior calendar quarter end. In connection with any such release of Assets, the Trustee shall take any and all necessary steps to transfer absolutely and unequivocally all right, title and interest in such released Assets to the Grantor or its designee. The Trustee shall not be subject to any liability for any payment made by it to the Grantor pursuant to such written instructions received by it from the Beneficiary.

          Section 7.4 Responsibilities of the Trustee.
               (a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate party or parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith. The Trustee further agrees to forward upon request of the Beneficiary, the Grantor or any Insurance Commissioner a statement and valuation of all Assets held under this Trust Agreement.
               (b) Subject to the other provisions of this Trust Agreement, including the requirements that only Permitted Investments may be held in the Trust Account and provisions relating to the substitution of Assets, (i) the Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account, including, but not limited to, directing the Trustee to enter into one or more investment management, advisory, custodial, depository or other agreements of form and substance specified by the Grantor, with any other person, including any affiliate of the Grantor, selected by the Grantor and (ii) the Trustee and the Beneficiary each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and will take any actions related thereto as directed by the Grantor in accordance therewith.
          Section 7.5 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor, the Beneficiary and/or the Insurance Commissioner may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any person or persons duly authorized in writing by Grantor, the Beneficiary and/or the Insurance Commissioner, at the requesting party’s expense.
          Section 7.8 Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by any of the parties to this Trust Agreement. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of the Insurance Commissioner, or any of its representatives, concerning the Trust Account or the Assets held hereunder, including, detailed inventories of securities or funds, and the Trustee shall permit the Insurance Commissioner, or its representatives, to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiary and the Grantor concerning all such inquiries, and shall provide seven (7) days prior notice to the Beneficiary and the Grantor of all such examinations and audits.

          Section 7.11 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Permitted Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with this Article VI.
          Section 9.2 Construction and Effect. This Trust Agreement and the enforceability hereof shall not be subject to the satisfaction of any conditions or qualifications not expressly included herein.